UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2017

HANMI FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30421	95-3689695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 382-2200

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit 1.01.	Entry into a Material Definitive Agreement.

The information required by this Item as it relates to the Indenture (as defined below) is set forth in Item 2.03 and is hereby incorporated herein by reference in response to this Item.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 16, 2017, Hanmi Financial Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill & Partners, L.P., as representative of the underwriters named therein (the “Underwriters”), to issue and sell $100 million aggregate principal amount of its 5.45% Fixed-to-Floating Rate Subordinated Notes due 2027 (the “Notes”), at a public offering price equal to 100% of the aggregate principal amount of the Notes. The offering of the Notes closed on March 21, 2017.

The estimated net proceeds from the offering of the Notes were approximately $97.7 million, after deducting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds of the offering for general corporate purposes, which may include advances to Hanmi Bank, its subsidiary bank, to finance the bank’s activities.

The Underwriting Agreement includes customary representations, warranties and covenants, including an agreement to indemnify the Underwriters against certain liabilities.

The Notes were offered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-216668) and a related prospectus, including a prospectus supplement, filed with the Securities and Exchange Commission (the “SEC”).

Indenture

The terms of the Notes are governed by the Subordinated Indenture, dated as of March 21, 2017 (the “Base Indenture”) between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of March 21, 2017 (the “Supplemental Indenture” and the Base Indenture, as so supplemented, the “Indenture”), between the Company and the Trustee.

The Notes will mature on March 30, 2027 (the “Maturity Date”). From and including the date of issuance, but excluding March 30, 2022, the Notes will bear interest at an initial fixed rate of 5.45% per annum, payable semi-annually on March 30 and September 30 of each year, commencing September 30, 2017. From and including March 30, 2022 and thereafter, the Notes will bear interest at a floating rate equal to the then-current three-month LIBOR as calculated on each applicable date of determination, plus 3.315% payable quarterly. If the then-current three-month LIBOR is less than zero, three-month LIBOR will be deemed to be zero.

The Notes are unsecured subordinated obligations of the Company. There is no sinking fund for the Notes. The Notes are subordinated in right of payment to the payment of the Company’s existing and future senior indebtedness, including all of its general creditors, and they are structurally subordinated to all of the Company’s subsidiaries’ existing and future indebtedness and other obligations. The Notes will not be savings accounts, deposits or other obligations of the Company’s subsidiary bank, Hanmi Bank, or any of the Company’s non-bank subsidiaries and will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. The Company may, beginning with the interest payment date of March 30, 2022 and on any interest payment date thereafter, redeem the Notes. The form of the Notes is attached as Exhibit A to the Supplemental Indenture.

The above descriptions of the Underwriting Agreement, the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the Underwriting Agreement, the Base Indenture and the Supplemental Indenture (including the form of the Notes attached to the Supplemental Indenture as Exhibit A), attached as Exhibits 1.1, 4.1, 4.2 and 4.3 hereto, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of March 16, 2017, by and between Hanmi Financial Corporation and Sandler O’Neill & Partners, L.P., as representative of the several underwriters named therein.

4.1	Subordinated Indenture, dated as of March 21, 2017, by and between Hanmi Financial Corporation and Wilmington Trust, National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of March 21, 2017, by and between Hanmi Financial Corporation and Wilmington Trust, National Association, as Trustee.

4.3	Form of 5.45% Fixed-to-Floating Rate Subordinated Notes due 2027 (included in Exhibit 4.2).

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANMI FINANCIAL CORPORATION

By:	/s/ Romolo C. Santarosa
Romolo C. Santarosa
Executive Vice President and Chief Financial Officer

Date: March 21, 2017

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of March 16, 2017, by and between Hanmi Financial Corporation and Sandler O’Neill & Partners, L.P., as representative of the several underwriters named therein.

4.1	Subordinated Indenture, dated as of March 21, 2017, by and between Hanmi Financial Corporation and Wilmington Trust, National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of March 21, 2017, by and between Hanmi Financial Corporation and Wilmington Trust, National Association, as Trustee.

4.3	Form of 5.45% Fixed-to-Floating Rate Subordinated Notes due 2027 (included in Exhibit 4.2).

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

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